Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Applied Digital Solutions, Inc. of our report dated March 10, 2006 (with respect to the first and second paragraphs of Note 23, March 31, 2006) on our audits of the consolidated financial statements and related financial statement schedule of Applied Digital Solutions, Inc. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and our report dated March 10, 2006, relating to Applied Digital Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Applied Digital Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Eisner LLP

New York, New York
April 10, 2006